Exhibit 5.1

Stepp Law Corporation
15707 Rockfield Blvd.
Suite 101
Irvine, California 92618

September 8, 2015

EOS Inc.
Room 1106, 11F., No. 101, Section 2, Nanjing E. Road,
Zhongshan District,
Taipei City, 104, Taiwan (Republic of China)

Attention:                          Yu Cheng Yang

Re:            Registration Statement on Form S-1

Dear Mr. Yang:

As special counsel to EOS Inc., a Nevada corporation (the "Company"), we have been requested to provide our opinion regarding 10,000,000 shares of the Company’s common stock to be registered for sale by the Company pursuant to the provisions of that certain registration statement on Form S-1, which is anticipated to be filed by the Company with the Securities and Exchange Commission (the “Commission”) (the "Registration Statement") (the “Shares”). Accordingly, the purpose of this letter is to respond, in writing, to that request and furnish that opinion.  The opinion specified in this letter is limited to Nevada law.

For purposes of providing the opinion specified in this letter, we have made such legal and factual examinations and inquiries, including an examination of photocopies, identified to our satisfaction to be true copies of various records of the Company, including the Registration Statement and such other documents, instruments, corporate records and public records as we have deemed necessary or appropriate.  Also, we have obtained from officers of the Company, and have relied upon, such certificates, representations and assurances as we deem necessary or appropriate for the purposes of providing that opinion.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) each natural person executing a document has sufficient legal capacity to do so; (ii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine and all documents submitted to us as photocopies, electronic or facsimile copies conform to the original document; and (iii) all records made available to us by the Company and all public records we have reviewed are accurate and complete.

Based on the foregoing and in reliance thereon and subject to the qualifications, limitations, exceptions and assumptions specified in this letter, it is our opinion that the Shares (i) have been duly and validly authorized for issuance and (ii) when issued pursuant to the Registration Statement, will be validly issued, fully paid, and non-assessable.

The opinion specified in this letter is as of the date of this letter, and we assume no obligation to update or supplement that opinion, if any applicable law changes after the date of this letter or if we become aware after the date of this letter of any fact, whether existing before or occurring after the date of this letter, that might change the opinion specified in this letter.

We consent to the (i) use of this letter as an exhibit to the Registration Statement, (ii) disclosure in the prospectus portion of the Registration Statement of the opinion specified in this letter, and (iii) use of our name in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933, or the rules and regulations of the Commission.

We confirm that we furnish no opinion with respect to the truth and accuracy or the completeness of the Registration Statement.  The opinion specified in this letter is expressly limited to the matters specified in this letter, and we furnish no opinion, express or implied, as to any other matter relating to the Company or its securities.  Accordingly, no provision of this letter is intended to be, nor shall any such provision be construed as, an opinion concerning any matter not specified in this letter.  We do not assume any obligation to inform the Company of any changes to the foregoing subsequent to the date of this letter.

Finally, of course, in the event that you have questions or comments regarding this matter, please do not hesitate to contact us. Thank you.

Sincerely,

STEPP LAW CORPORATION

/s//s/  Thomas E. Stepp, Jr.
By:  Thomas E. Stepp, Jr.
TES/srd